EXHIBIT 23(A)


                            INDEPENDENT AUDITORS' CONSENT


               We consent to the incorporation by reference in this Registration Statement of Florida Power & Light Company on Form S-3 of our report dated February 13, 1998, appearing in Florida Power & Light Company's Annual Report on Form 10-K for the year ended December 31, 1997, and to the reference to us under heading "Experts" in the Prospectus which is part of this Registration Statement.



          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP




          Miami, Florida

          May 18, 1998